EXHIBIT 99.2
 Combining HS-110 and anti-PD-1 in NSCLC  September 1, 2015

 Forward Looking Statements  This presentation includes statements that are, or may be deemed, ‘‘forward-looking statements.’’ In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned discovery and development of drugs targeting cancer stem cells, the strength and breadth of our intellectual property, our ongoing and planned preclinical studies and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, our ability to partner our product development, the degree of clinical utility of our products, particularly in specific patient populations, expectations regarding clinical trial data, our results of operations, financial condition, liquidity, prospects, growth and strategies, the length of time that we will be able to continue to fund our operating expenses and capital expenditures, our expected financing needs and sources of financing, the industry in which we operate and the trends that may affect the industry or us.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation as a result of, among other factors, the factors referenced in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 and our quarterly report on Form 10-Q for the subsequent quarters (collectively, our “SEC Filings”). In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this presentation speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation, except as required by law.You should read carefully the factors described in the “Risk Factors” sections of our SEC Filings to better understand the risks and uncertainties inherent in our business.   *

 Checkpoint Combination Rationale  Preclinical Synergy withanti-PD-1  Bladder trial informing ImPACT responsive population  Immune Response from Phase 2 NSCLC trial  Changing landscape in NSCLC  Checkpoint Combination Strategy for HS-110  *

 *  1  2  3  4  Copyright Heat Biologics 2015

Scientific Support for HS-110 & Nivolumab Combination



Control
3T3-ova-gp96
PD-1
3T3-ova-gp96 + PD-1
OT-I / Total CD8+
0
5
10
15
20
25
Days Post Tumor Inoculation

Schreiber T.H., et al. Keystone 2014

- Pre-clinical studies demonstrate synergy between *ImPACT* vaccines and anti-PD-1
- Phase 2 clinical data demonstrate that HS-110 treated patients upregulate PD-1 on CD8+ T cells
- Phase 2 tumor biopsies show strong PD-L1 staining



CD8+, PD-1+ Cells
Fold Change to Baseline
0
1
2
3
4
Control
Experimental

Cohen, R.B. et al, ASCO 2015



Phase 2 Tumor Biopsy from Patient Treated with HS-110

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 Bladder Cancer Patient Histology Data  *  Responder/non-responder phenotype emerging:Responder: TIL-/PD-L1-Non-responder: TIL+/PD-L1+

 *  Design Intended to Broaden Responses to Nivolumab

 Design Intended to Broaden Responses to Nivolumab  *  Estimated 45% NSCLC patients being underserved by single-agent anti-PD-(L)1 and may benefit from vaccine combination  Teng et al., 2015 Can ResGettinger et al., 2015 JCO  Approx. 50% PD-1 ORR  Approx. 10% PD-1 ORR

 Checkpoint Combination Rationale  Preclinical Synergy withanti-PD-1  Bladder trial informing ImPACT responsive population  Immune Response from Phase 2 NSCLC trial  Changing landscape in NSCLC  Checkpoint Combination Strategy for HS-110  *

 Response to Checkpoint Inhibitors by PD-L1 Status  *  Population HS-110 combination intends to address  Source: Velcheti et al. Lab Inv 2014; Gettinger et al., 2015 JCO

DURGA Multi-arm Combination Trial


ENROLL
HS-110 + nivolumab (Low TIL at biopsy) (N=9)
HS-110 + nivolumab (High TIL at biopsy) (N=9)
HS-110 + T cell costim
HS-110 + ...
Potential expansion cohorts up to 30 patients
Primary Endpoint: Safety
Secondary Endpoints: ORR, 6-mo PFS
Exploratory Endpoints: Ag-specific immune response in PBMCs and tissue

- Provides operational platform to:
  - React quickly to changing landscape
  - Leverage potential synergy with PD-1 mAb
  - Evaluate TILs as a potential biomarker to improve response rate (Yale Cancer Center's Translational Immuno-Oncology Laboratory collaboration)
  - Expand cohorts based on efficacy signal



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 Clinical Development Milestones  Milestone  Target Date  First dose combination with nivo in NSCLC (Durga)  31-Aug-2015  Durga 18 pts enrolled  Q2 2016  Durga immune response  Q2 2016  Durga top-line readout for nivo (18 pts)  Q4 2016  Ph 2 combo with cyclophosphamide readout (~65 pts)  Q4 2016  Registration-directed trial initiation in NSCLC  Q4 2016  Ph 2 Bladder Trial enrollment complete (75 pts)  Q3/Q4 2015  Ph 1 Bladder Readout (10 pts)  Q4 2015  Ph 2 Bladder Readout  Q4 2016  Registration-directed trial initiation in NMIBC  Q4 2016  Announce new ComPACT indication  Q1 2016  *  1  2  3  4  5  6  7  LUNG(NSCLC)  BLADDER(NMIBC)  8  = NEW  9  10  11   2H 2015 1H2016 2H2016   7  8  9  5  6

Summary

- First combination vaccine + nivolumab in NSCLC
- Strong preclinical/clinical rationale for combination
- Targeting patients unresponsive to checkpoints

- Data for nivo combo expected by end 2016
- Registration-directed trial initiation remains on schedule (end 2016/early 2017)
- Bladder program on track (readout Q4 2016)

- Cost savings from closing Ph 2 combination with cyclophosphamide to fund DURGA arms with nivolumab

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